Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Olivia Snyder, Investor Relations Analyst
(617) 796-8234

Senior Housing Properties Trust Appoints Richard W. Siedel, Jr.

as Chief Financial Officer and Treasurer

Newton, MA (December 15, 2015):  Senior Housing Properties Trust (NYSE: SNH) today announced the election of Richard W. Siedel, Jr. as its Chief Financial Officer and Treasurer by SNH’s Board of Trustees.

Mr. Siedel has been Chief Accounting Officer of Five Star Quality Care, Inc. (NYSE: FVE) since 2014 and previously was Controller of The RMR Group since 2013.  Prior to that, Mr. Siedel held various accounting leadership positions, including Corporate Controller, at Sensata Technologies Holdings NV (NYSE: ST) from 2010 to 2013 and as an auditor at Ernst & Young LLP from 2001 to 2010.  Mr. Siedel is a certified public accountant.

Mr. Siedel will replace Richard A. Doyle, Jr. as CFO and Treasurer of SNH effective as of January 1, 2016.  At that time, Mr. Doyle will leave SNH to become CFO and Treasurer of Five Star.

Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers throughout the United States. SNH is headquartered in Newton, MA.

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